EXHIBIT 10.7

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is executed at San Jose, California on April 17, 2009 by SUNPOWER CORPORATION, a Delaware corporation (herein called “Debtor”) for the benefit of UNION BANK, N.A. (herein called “Bank”).

As security for the payment and performance of all of the “Obligations”, as that term is defined in the Loan Agreement (as defined below), relating to the Term Loan, as that term is defined in the Loan Agreement, irrespective of the manner in which or the time at which such Obligations arose or shall arise, and whether direct or indirect, alone or with others, absolute or contingent, Debtor does hereby grant, subject to and effective upon the occurrence of the Trigger Event (as defined below), a continuing security interest in, and assign and transfer to Bank, the following personal property, whether or not delivered to or in the possession or control of Bank or its agents, and whether now or hereafter owned or in existence, and all proceeds thereof (hereinafter called “Collateral”):

The following deposit accounts maintained with Bank: account numbers *** and ***, in the name of Debtor, together with and any sums or other property now or hereafter on deposit in such accounts and any renewals, extensions, or replacements of the accounts.

Notwithstanding the foregoing, the Bank’s security interest granted under this Agreement shall be deemed effective and shall automatically attach, without any further consent or required action by Debtor or any other person, on April 1, 2010, if, on such date, all of Debtor’s 0.75% Senior Convertible Debentures due 2027 outstanding as of the Closing Date have not been converted or exchanged in their entirety into Permitted Exchange Consideration (the “Trigger Event”).  As used herein, “Permitted Exchange Consideration” means cash, equity securities of Debtor or Permitted Refinancing Indebtedness limited to and consisting exclusively of:  (A) payment of cash in an aggregate amount not greater than $50,000,000, (B) distribution of auction-rate securities by Debtor with an aggregate face value not greater than $20,000,000; and (C) Permitted Refinancing Indebtedness in an aggregate amount not to exceed the outstanding principal amount of the debentures being converted or exchanged.

This security interest is granted in conjunction with that certain Loan Agreement, dated as of the date hereof, by and between Debtor and Bank, as the same may be amended, renewed, extended, supplemented, restated, replaced or otherwise modified or in effect from time to time (the “Loan Agreement”).  Capitalized terms not otherwise defined herein have the meanings given to such terms in the Loan Agreement.

AGREEMENT

1.           The term “credit” or “indebtedness” is used in this Agreement in its broadest and most comprehensive sense.  Collateral shall be security for all Obligations of Debtor to Bank in accordance with the terms and conditions herein.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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2.         Debtor covenants and agrees that Debtor will:  (a) pay when due all Obligations relating to the Term Loan; (b) at all times following the occurrence of the Trigger Event, (i) execute and deliver such other documents and do such other acts as Bank may from time to time require to create, establish and maintain a valid first-priority security interest in Collateral, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Bank; and (ii) cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; (b) furnish Bank such information concerning Debtor and Collateral as Bank may from time to time reasonably request, including but not limited to current financial statements as required pursuant to the Loan Agreement; (c) not create or permit to exist any Lien on or security interest in Collateral in favor of anyone other than Bank, and at Debtor’s expense upon Bank’s request remove any unauthorized Lien or security interest and defend any claim affecting the Collateral; (d) pay all charges against Collateral prior to delinquency including but not limited to taxes, assessments, encumbrances, insurance and diverse claims, and upon Debtor’s failure to do so Bank may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor hereunder; (e) protect, defend and maintain the Collateral and, following the occurrence of the Trigger Event, the security interest of Bank and initiate, commence and maintain any action or proceeding to protect the Collateral; (f) pay and reimburse Bank for any expenses including but not limited to reasonable attorneys’ fees and expenses incurred by Bank in the perfection of its security interest, the preservation, protection or collection of the Collateral or Bank’s interest therein and/or the realization, enforcement and exercise of Bank’s rights, powers and remedies; (g) perform all of the obligations of the Debtor under the Collateral and save Bank harmless from the consequence of any failure to do so; (h) permit Bank to exercise its rights and powers hereunder; and (i) not to permit the value of Collateral to be less than the Minimum Balance, as and to the extent required pursuant to Section 4.11 of the Loan Agreement.  Debtor covenants and agrees that at all times (whether prior to or after the Trigger Event), the Collateral shall remain subject to Bank’s rights of setoff under applicable law, and, so long as Debtor is subject to the Minimum Balance requirement of the Loan Agreement, Bank is hereby authorized to decline to honor any drafts thereon or any requests, instructions or orders by Debtor or any other Person with respect to the withdrawal or disposition of any of the funds contained in the accounts included in the Collateral or with respect to the payment or any other transfer of any part of such balances if doing so would result in a violation of the Minimum Balance requirements under the Loan Agreement.

3.         Debtor represents and warrants to Bank that: (a) Debtor is a corporation, duly incorporated and validly existing under the laws of the State of Delaware, Debtor’s legal name is exactly as set forth on the first page of this Agreement, Debtor’s chief executive office is located at 3939 N. First Street, San Jose, CA  95134, and all of Debtor’s organizational documents or agreements previously delivered to Bank are complete and accurate in every respect; (b) Debtor is the lawful owner and has possession or control of the Collateral; (c) Debtor has, and at all times hereafter will have and maintain, the capacity and exclusive right to grant a security interest in the Collateral; (d) the execution, delivery and performance hereof are within its powers and have been duly authorized; (e) all Collateral is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank; (f) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; and (g) no financing statement covering any of the Collateral, and naming any secured party other than Bank, is on file in any public office.

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4.         Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default:  (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise following Debtor’s failure to do so; (b) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral subject hereto; (c) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, protection, perfection of Collateral or its value or Bank’s security interest therein or, after default, enforcement of its rights hereunder, including transferring any Collateral into its own name and receiving the income thereon as additional security hereunder.  Bank does not assume any of the obligations arising under the Collateral.  Debtor agrees in general to indemnify Bank against, and hold Bank harmless from, any and all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto.

5.         (a)              The term “default” as used herein, shall mean the occurrence of: (i) any defined event of default, under the Loan Agreement; (ii) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (iii) Debtor shall fail to observe or perform any obligation or agreement contained herein; or (iv) any impairment of the rights of Bank in any Collateral, or any attachment or like levy on any Collateral.

(b)              Whenever a default exists, Bank, at its option, without notice or demand, do any one or more or all of the following:  (i) without notice accelerate the maturity of any part or all of the Obligations and terminate any agreement for the granting of further credit to Debtor; (ii) sell, lease or otherwise dispose of Collateral at public or private sale; (iii) transfer any Collateral into its own name or that of its nominee; (iv) retain Collateral in satisfaction of obligations secured hereby, with notice of such retention sent to Debtor as required by law; (v) notify any parties obligated on any Collateral to make payment to Bank and enforce collection of any Collateral; (vi) file any action or proceeding which Bank deems necessary or appropriate to protect and preserve the right, title and interest of Bank in the Collateral; (vii) apply all sums received or collected from or on account of Collateral, including the proceeds of any sales thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Bank including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel and legal staff), and indebtedness secured hereby in such order and manner as Bank in its sole discretion determines; Bank shall account to Debtor for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto; in like manner, Debtor agrees to pay to Bank without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid; (viii) place a “hold” on any account maintained with Bank; (ix) exercise its banker’s lien or right of setoff in the same manner as though the credit were unsecured; and (x) liquidate any time deposits pledged to Bank hereunder and apply the proceeds thereof to payment of the indebtedness, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds.  In addition, Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of California in any jurisdiction where enforcement is sought, whether in said state or elsewhere.  All rights, powers and remedies of Bank hereunder shall be cumulative and not alternative.  No delay on the part of Bank in the exercise of any right or remedy shall constitute a waiver thereof and no exercise by Bank of any right or remedy shall preclude the exercise of any other right or remedy or further exercise of the same remedy.

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6.         Debtor waives:  (a) all right to require Bank to proceed against any other person including any other Debtor hereunder or to apply any Collateral Bank may hold at any time or to pursue any other remedy, Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Debtor hereunder; (b) the defense of the Statute of Limitations in any action upon any obligations of Debtor secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full, and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate Debtor’s business.

7.         The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity.  Each right, power and remedy of Bank provided for herein or in the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

8.         The security interest granted herein is irrevocable and shall remain in full force and effect until such time as the Obligations have been fully and indefeasibly paid, satisfied and performed and Bank no longer has any commitment to extend credit to Debtor.

9.         If the Trigger Event occurs giving rise to a security interest hereunder, Bank shall release such security interest, at Debtor’s sole cost and expense, after the indefeasible payment and performance in full of the Obligations.   This Agreement shall become effective on the Closing Date and shall continue in full force and effect until all Obligations have been irrevocably and indefeasibly repaid in full.  The obligations of Debtor to indemnify Bank shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

10.         If more than one Debtor executes this Agreement, the obligations hereunder are joint and several.  All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.  Any married person who signs this Agreement expressly agrees that recourse may be had against his/her separate property for all of his/her obligations to Bank.

11.         This Agreement shall be for the benefit of and bind Bank, its successors and assigns and each of the undersigned, their respective heirs, executors, administrators and successors in interest.  Upon transfer by Bank of any part of the obligations secured hereby, Bank shall be fully discharged from any liability with respect to Collateral transferred therewith.

12.         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

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13.           The grant of a security interest in proceeds does not imply the right of Debtor to sell or dispose of any Collateral without the express consent in writing by Bank.

14.           Debtor hereby agrees to give Bank prompt written notice of any change to its state of organization, chief executive office or name, as identified below.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

SUNPOWER CORPORATION

/s/ Dennis V. Arriola
By:         Dennis V. Arriola
Title:      CFO & SVP

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